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                                                                    EXHIBIT 99.1

             SENTIGEN HOLDING CORP. ANNOUNCES SECOND QUARTER RESULTS

Phillipsburg, NJ, August 13, 2004: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the second quarter ended June 30, 2004.

Consolidated Results of Operations

     Revenues for the quarter ended June 30, 2004 were $1,918,331 a 19% decline when compared to the quarter ended June 30, 2003. Revenues for the six months ended June 30, 2004 were $4,065,048, an 11% decline when compared to the six months ended June 30, 2003. This decline was primarily due to the completion of a specialized service contract. The Company's revenues are entirely attributed to our wholly-owned operating subsidiary, Cell & Molecular Technologies, Inc. ("CMT").

     The net loss for the quarter ended June 30, 2004 was $509,126 or ($0.07) per share. This compares to net income of $117,094 or $0.02 per share for the quarter ended June 30, 2003. The net loss for the six months ended June 30, 2004 was $1,496,449 or ($0.20) per share. This compares to net income of $353,234 or $0.05 per share for the six months ended June 30, 2003. The increase in net loss was primarily driven by an increase in stock based compensation costs, a decrease in income from operations from CMT, increased research and development expenditures by Sentigen Biosciences, Inc. ("Sentigen Biosciences"), increased professional fees and increased personnel costs related to the hiring of the Company's executive vice president of commercial operations in September 2003.

Results of Operations by Segment

     The Company operates through two wholly-owned subsidiaries, CMT and Sentigen Biosciences. The expenses of the parent company, Sentigen Holding Corp. are reflected in Corporate.

     Cell & Molecular Technologies, Inc. Income from operations attributable to CMT for the quarter ended June 30, 2004 was $465,378 compared to $720,642 for the quarter ended June 30, 2003, a 35% decline. Income from operations attributable to CMT for the six months ended June 30, 2004 was $984,297 compared to $1,509,509 for the six months ended June 30, 2003, a 35% decline. The decline in income from operations was due primarily to the decline in revenues discussed above. Additionally, CMT also experienced higher direct labor and materials costs which also contributed to the decline.

     Sentigen Biosciences. Sentigen Biosciences is primarily engaged in the developmen0t and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is initially targeting its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology in the future. Loss from operations attributable to Sentigen Biosciences for the quarter ended June 30, 2004 was $500,361, a 44% increase when compared to the loss from operations of $347,927 for the quarter ended June 30, 2003. Loss from operations attributable to Sentigen Biosciences for the six months ended June 30, 2004 was



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$1,320,793, a 124% increase when compared to the loss from operations of
$589,571 for the six months ended June 30, 2003. We have expanded our research programs at Sentigen Biosciences and our increase in loss is primarily attributed to this expansion. Additionally, an increase in stock based compensation costs also attributed to this increase in loss.

     Corporate. Loss attributable to corporate holding company expenses for the quarter ended June 30, 2004 was $483,873. This compares to a loss attributable to corporate holding company expenses of $230,834 for the quarter ended June 30, 2003. Loss attributable to corporate holding company expenses for the six months ended June 30, 2004 was $1,157,007. This compares to a loss attributable to corporate holding company expenses of $507,196 for the six months ended June 30, 2003. The increase is primarily attributable to increased stock based compensation costs, increased professional fees as well as increased personnel costs related to the hiring of the Company's executive vice president of commercial operations in September 2003.

Cash and Working Capital

     At June 30, 2004, the Company had $9,640,909 in investments, cash and cash equivalents and working capital of $9,189,772.



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                     SENTIGEN HOLDING CORP. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                              --------------------
Income Statement Highlights:

                                                       (Unaudited)                            (Unaudited)
                                                For the Three Months Ended             For the Six Months Ended
                                               June 30, 2004  June 30,2003          June 30, 2004  June 30, 2003
                                               ------------- -------------          -------------   ------------
Revenue
      Molecular cell science ................   $ 1,177,973    $ 1,570,447           $ 2,508,190    $ 2,989,219
      Specialty Media .......................       740,358        793,800             1,556,858      1,560,045
                                                -----------    -----------           -----------    -----------


                                                  1,918,331      2,364,247             4,065,048      4,549,264
                                                -----------    -----------           -----------    -----------

Income After Direct Costs
      Molecular cell science.................       781,903      1,076,044             1,585,988      2,083,852
      Specialty Media .......................       449,562        466,477               967,573        955,170
                                                -----------    -----------           -----------    -----------

                                                  1,231,465      1,542,521             2,553,561      3,039,022
                                                -----------    -----------           -----------    -----------
Income (Loss) From Operations
      Molecular cell science.................       206,769        457,907               385,965        920,690
      Specialty media........................       258,609        262,735               598,332        588,819
      Sentigen Biosciences...................      (500,361)      (347,927)           (1,320,793)      (589,571)
      Corporate..............................      (483,873)      (230,834)           (1,157,007)      (507,196)
                                                -----------    -----------           -----------    -----------
Income (Loss) From Operations................      (518,856)       141,881            (1,493,503)       412,742
                                                -----------    -----------           -----------    -----------

Net Income (Loss) ...........................   $  (509,126)   $   117,094           $(1,496,449)   $   353,234
                                                -----------    -----------           -----------    -----------

Net Income (Loss) per Share
      Basic .................................   $     (0.07)   $      0.02           $     (0.20)   $      0.05
                                                ============   ===========           ============   ===========
      Diluted ...............................   $     (0.07)   $      0.02           $     (0.20)   $      0.05
                                                ============   ===========           ============   ===========

Weighted Average of Common Shares Outstanding
      Basic..................................     7,462,099      7,453,894             7,459,647      7,452,944
      Diluted ...............................   ===========    =============         ===========    ===========
                                                  7,462,099      7,604,776             7,459,647      7,621,787
                                                ===========    ===========           ===========    ===========


Balance Sheet Highlights:
-------------------------                          June 30,      December 31,
                                                    2004            2003
                                                    ----            ----
 Investments, cash and cash equivalents           $  9,640,909   $  10,086,952
 Total current assets                               10,955,996      11,347,858
 Total assets                                       12,711,515      13,123,379

 Current maturities of long term debt             $    224,796   $     256,375
 Current liabilities                                 1,766,224       1,391,604
 Long-term debt                                        746,546         800,581
 Total liabilities                                   2,512,770       2,192,185

 Stockholder's Equity                             $ 10,198,745   $  10,931,194





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     This news release includes forward-looking statements that involve risks and uncertainties. Although the Company believes such statements are reasonable, it can make no assurance that such statements will prove to be correct. Such statements are subject to certain factors that may cause results to differ materially from the forward-looking statements. Such factors include the risk factors discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from the Company without charge. The Company undertakes no obligation to publicly release results of any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

About Sentigen Holding Corp:

Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. ("Sentigen Biosciences," formerly Sentigen Corp.). CMT provides contract research and development services and manufactures specialty cell culture media, reagents and other research products for companies engaged in the drug discovery process. Sentigen Biosciences is primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is initially targeting its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and expects to file additional patent applications on this technology in the future. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigen.com.



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